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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                             ----------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


              NOVEMBER 1, 2000                              1-14559
------------------------------------------------      ------------------------
Date of Report (Date of earliest event reported)      (Commission File Number)



                             MUSE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                  85-0437001
-----------------------------------------      ---------------------------------
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                 Identification Number)



                                1601 RANDOLPH SE
                          ALBUQUERQUE, NEW MEXICO 87106
         --------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (505) 843-6873
         --------------------------------------------------------------
              (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     Muse Technologies, Inc. (the "Company") had previously announced that it had entered into an Agreement and Plan of Merger, dated as of July 18, 2000 (the "Merger Agreement"), among the Company, MUSE Merger Sub, Inc., a wholly-owned subsidiary of the Company ("Merger Sub"), and Advanced Visual Systems Inc. ("AVS"). Pursuant to the Merger Agreement, subject to the satisfaction of certain conditions, including stockholder approval, it is anticipated that AVS will be merged with and into Merger Sub and AVS, as the surviving corporation, will become a wholly-owned subsidiary of the Company (the "Merger"). At the Effective Time of the Merger, the Company will issue 1,929,579 shares of its common stock (approximately 18% of outstanding common stock prior to the Merger) in exchange for all of the outstanding common and preferred shares of AVS and will assume all of the outstanding stock options of AVS. Additionally, the Company will assume $2 million of convertible debt of AVS. Such debt is convertible into an aggregate of 202,839 shares of the Company's common stock. The Merger will be accounted for as a pooling of interests. The Merger is anticipated to be consummated prior to November 15, 2000.

     The consideration payable by the Company was determined as a result of arms-length negotiations between the Company and AVS. The number of shares of the Company's common stock to be issued in connection with the Merger was determined based on an exchange rate of 3.286 shares of AVS capital stock for each share of the Company's common stock (except AVS Series A Preferred Stock which had an exchange rate of .0649646 shares for each share of the Company's common stock). The number of shares of common stock subject to stock options of the Company to be issued to the holders of AVS stock options was determined based on the same exchange rate of 3.286 shares of AVS common stock for one share of the Company's common stock.

     Upon consummation of the Merger, it is anticipated that John William Poduska, Sr., Chairman of the Board of Directors of AVS, and Russell G. Barbour, President and Chief Executive Officer of AVS, and Ian R.G. Edmonds, a Director of AVS, will be appointed to the Board of Directors of the Company. In addition, it is anticipated that Steve Sukman, Senior Vice President of the Company, will also be appointed to the Board of Directors of the Company and Russell G. Barbour will be appointed as Chief Executive Officer of the Company.

     Additionally, by press release dated November 2, 2000, which press release is hereby incorporated by reference into this Form 8-K, the Company will announce that expected revenues and earnings for the fourth fiscal quarter and fiscal year ended September 30, 2000 will be significantly below expectations and previous quarterly results due primarily to poor performance of the Company's Virtual Presence Limited ("Virtual Presence") operation. The net loss for such periods will also include one-time charges associated with the Merger, severance and other costs estimated at $2.1 million. The Company's management does not believe that such poor operating results are indicative of a continuing trend with respect to Virtual Presence operations. However, no assurance can be given with respect to the future operations and prospects of Virtual Presence. Accordingly, historical performance is not likely to be indicative of future operating results and should not be relied upon in making an investment decision.

                                       2
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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS.

     (a) and (b) The audited and pro forma financial statements required by this Form 8-K were included as part of the Registration Statement on Form S-4 relating to the Merger filed on September 13, 2000.

     (c) Exhibit 1 - Press Release dated November 2, 2000.









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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2000             MUSE TECHNOLOGIES, INC.

                                   By: /s/ Brian R. Clark
                                      ------------------------------------------
                                           Brian R. Clark
                                           President and Chief Financial Officer


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                                    EXHIBIT 1
                                    ---------
















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                                                        [MUSE TECHNOLOGIES LOGO]
                                                               MUSE TECHNOLOGIES
--------------------------------------------------------------------------------
NEWS RELEASE

Contact: Steve Sukman or Christina Ward  (505) 843-6873 or media@musetech.com

MUSE TECHNOLOGIES ANNOUNCES FOURTH FISCAL QUARTER UNDERPERFORMANCE, MERGER DETAILS AND PLANNED EXECUTIVE APPOINTMENTS

     (Albuquerque, NM -- November 2, 2000 -- 6:30 a.m. EST)

     MUSE Technologies (Nasdaq: MUZE) today announced that its fourth fiscal quarter revenues and earnings will be inconsistent with recent quarterly performance and that it anticipates a considerable loss from operations for its fourth fiscal quarter and fiscal year ended September 30, 2000. The net loss for such periods will also include one-time charges associated with its pending merger with Advanced Visual Systems (AVS), severance and other costs estimated at $2.1 million.

     According to Brian Clark, President of MUSE Technologies, "Unexpectedly poor performance by our UK-based Virtual Presence subsidiary in its fourth fiscal quarter will have a significant impact on our fourth quarter and 2000 fiscal year results. While we view the fourth quarter performance of Virtual Presence as an aberration and believe that the unit will return to a stabilized pattern of sequential quarterly growth, we are compelled to revise our expectations for fiscal 2000 and implement appropriate management actions to prevent future disappointments by Virtual Presence or any other MUSE subsidiary."

     Clark continued, "An important part of our post-merger plan with AVS is to unify all of the operating units into a consolidated management structure and create a single international brand that conveys our focus as a publisher of data visualization and perceptual computing software. We believe that this strategy will optimize company-wide results, prevent poor divisional performance and enable the post-merger company to concentrate on focused and profitable business activities."

     Upon consummation of the merger it is anticipated that Russell G. Barbour, President and Chief Executive of AVS will be appointed CEO of the combined companies, Brian R. Clark will continue to serve as President and Chief Financial Officer and Steve Sukman will continue to serve as Senior Vice President. Other anticipated executive appointments will include Stig Jensen,

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1601 Randolph SE Suite 210, Albuquerque, New Mexico 87106
T: (800) 711-3899  F: (505) 766-9123     www.musetech.com   media@musetech.com

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MUSE TECHNOLOGIES                                                   NEWS RELEASE
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Vice President of International Operations; Melanie Ziegler, Vice President of
Product Development; David Rosen, Vice President of Business Development; and Timothy Dunn, Vice President of Professional Services. The companies plan on naming a Vice President of North American Sales shortly after the merger.

     In addition, upon consummation of the merger, it is anticipated that the MUSE Board of Directors will be expanded to a total of eight and that John William Poduska, Sr., Russell Barbour, Ian R. G. Edmonds and Steve Sukman will be appointed to serve as members of the Board of Directors of MUSE.

     The companies have also announced that they expect to unveil a new corporate identity in January 2001 and bring all of the MUSE and AVS subsidiaries under a common brand. AVS currently employs 80 full-time employees working from 10 international offices under the AVS name. MUSE presently employs 46 full-time employees from six international locations under the MUSE Federal Systems Group, MUSE Virtual Presence, SimTeam, MUSE Simulation Solutions and MUSE VRsource brands.

     Clark concluded, "While our merger with AVS has been delayed, we believe it will be completed by mid-November and look forward to forging ahead with our shared vision of the world's leading data visualization enterprise. Both MUSE and AVS recognize the opportunities afforded by an integration of our products and personnel, and have now created the framework for realizing the potential of each company and achieving our common goals."

                                      (End)

ABOUT MUSE TECHNOLOGIES
-----------------------

MUSE Technologies, Inc. (Nasdaq: MUZE) is an international leader in the development of data visualization software and solutions. From headquarters in Albuquerque, NM and offices in Houston, Washington D.C., London, Manchester (UK) and Paris, the company and its subsidiaries, MUSE Virtual Presence and MUSE Federal Systems Group, provide a broad range of software, hardware, integration and development solutions to corporate and government customers in an array of industries. For more information on MUSE Technologies, call (800) 711-3899 write to info@musetech.com, or visit the company's Web site at www.musetech.com.

Information contained in this press release includes statements that are forward-looking. Actual results could differ materially from those projected in the forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is described in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1999, its most recent Quarterly report on Form 10-QSB and other public documents on file with the Securities and Exchange Commission.

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